March 2, 2010.

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by MercadoLibre, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K/A (Amendment No. 1) of MercadoLibre, Inc. dated March 2, 2010. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

       Price Waterhouse & Co S.R.L.

By: /s/ Carlos Martín Barbafina (Partner)
Carlos Martín Barbafina